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                                  EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51783) pertaining to the Denali Incorporated 1997 Incentive Stock Option Plan and the Registration Statement (Form S-8 No. 333-91947) pertaining to the Denali Incorporated 1999 Stock Incentive Plan of our report dated September 29, 2000, with respect to the consolidated financial statements and schedule of Denali Incorporated included in the Annual Report (Form 10-K) for the year ended July 1, 2000.


                                               ERNST & YOUNG LLP

Houston, Texas
October 12, 2000